                                 Exhibit (m)(16)

 Supplemental Dealer Agreement dated as of April 1, 2002 between Merrill Lynch,
  Pierce, Fenner & Smith, One Group Dealer Services, Inc., Banc One Investment
                Advisors Corporation and One Group Mutual Funds.

               Merrill Lynch, Pierce, Fenner & Smith Incorporated

                          SUPPLEMENTAL DEALER AGREEMENT

         This Supplemental Dealer Agreement (this "Agreement") is made and entered into as of April 1, 2002, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), One Group Dealer Services, Inc., ("Fund Provider"), One Group Mutual Funds and Banc One Investment Advisors Corporation.

         1.   Purpose of the Agreement.

              (a) Merrill Lynch and Fund Provider (or its predecessors) have entered into a Selected Dealer Agreement (the "Dealer Agreement"). This Agreement is intended to supplement the Dealer Agreement; accordingly, except as otherwise specified herein, the Dealer Agreement, as in effect at the time in question, will continue to govern the conduct of business between Merrill Lynch and Fund Provider in regard to the matters set forth herein.

              (b) Merrill Lynch provides recordkeeping and investment related services to certain employee benefit plans (collectively referred to as "Plans" and individually as a "Plan") pursuant to the arrangements described in Section 2. The Plans wish to invest in certain open-end investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act") identified in Attachment A hereto, which may be amended from time to time by mutual agreement of the parties hereto, for which the Fund Provider is the distribution coordinator (collectively referred to as the "Funds" and individually as the "Fund"). For the convenience of the Plans, Merrill Lynch is the record owner of the shares of the Fund(s) and maintains such ownership interests through an omnibus account ("Omnibus Account") established for each Fund pursuant to the Dealer Agreement. This Omnibus Account represents the aggregate number of shares of the Funds held by the Plans and all other Merrill Lynch customers at any given time. Merrill Lynch or other recordkeepers ("TPAs") track the beneficial ownership of such shares, distribute dividends and shareholder information, and perform other services pursuant to agreements with or for the benefit of the Plans as described in Section 3. The Funds and Fund Provider receive a direct benefit from the services performed by Merrill Lynch and the TPAs. The provisions of this Agreement are intended (i) to facilitate the investment of Plan assets in shares of the Fund(s) and
         (ii) to define the responsibilities of Merrill Lynch and Fund Provider relating to the services described in Section 3.

         2.   Designation of Servicing Arrangements.

              (a) Merrill Lynch provides recordkeeping services for participant ("Participant") interests in defined contribution Plans and performs such services directly through a proprietary recordkeeping system that is linked to a Merrill Lynch securities account

          (collectively referred to as "ML Recordkeeping Arrangements" and individually as a "ML Recordkeeping Arrangement");

              (b) Merrill Lynch has entered into arrangements with selected TPAs to; (i) perform recordkeeping services for certain defined contribution Plans that were previously subject to a ML Recordkeeping Arrangement and which continue to be linked to a Merrill Lynch securities account, and (ii) offer co-branded defined contribution recordkeeping products that are linked to a Merrill Lynch securities account and sold by Merrill Lynch Financial Consultants (collectively referred to as "TPA Recordkeeping Arrangements" and individually as a "TPA Recordkeeping Arrangement");

              (c) Merrill Lynch and certain TPAs provide investment and recordkeeping services to Plans (other than Plans described in the preceding Sections 2(a) and 2(b)) through the Investment Only Trading Platform facility maintained by Merrill Lynch through its affiliate, Financial Data Services, Inc. ("IOTP"), (collectively referred to as "IOTP Arrangements" and individually as an "IOTP Arrangement"). IOTP Arrangements involve agreements between a TPA, Merrill Lynch and the Plan sponsor under which (i) the TPA recordkeeping system is linked to a Merrill Lynch securities account through the IOTP facility, (ii) the TPA is authorized to execute securities transactions on behalf of the Plans through the securities account, and (iii) the TPA is obligated to account for Participant level transactions.

              (d) Merrill Lynch provides investment services to certain Plans and Plan Participants, other than the Plans described in the preceding Sections 2(a), 2(b) and 2(c), (collectively referred to as "Investment Only Arrangements" and individually as an "Investment Only Arrangement");

          3.  Services to Plans.

                  (a) The servicing arrangements described in Section 2(a) (ML Recordkeeping Arrangements), Section 2(b) (TPA Recordkeeping Arrangements) and Section 2(c) (IOTP Arrangements), provide that the following services will be performed for and on behalf of the Plans:

                  (i) Merrill Lynch will maintain separate records for each Plan which offers the Fund(s) as investment options to Participants under the Plan, and Plan records, sufficient to identify shares purchased and redeemed and share balances for each Participant, will be maintained by the recordkeeper.

                  (ii) Merrill Lynch will maintain an Omnibus Account with the transfer agent of each Fund and execute transactions on behalf of the Plans through such Omnibus Account.

                  (iii) Merrill Lynch will disburse or credit to the Plans all proceeds of redemptions of shares of the Fund(s) and all dividends and other distributions not reinvested in shares of the Fund(s), as applicable.

                  (iv) Merrill Lynch will prepare and transmit to the Employer periodic statements showing the total number of shares owned by the Plan as of the statement closing date, purchases and redemptions of Fund shares by the Plan during the period covered by the statement and the dividends and other distributions paid to the Plan during the statement period (whether paid in cash or reinvested in Fund shares).

                  (v) Merrill Lynch will transmit to the Funds' transfer agent or other person as may be designated by the Fund Provider, purchase and redemption orders on behalf of the Plans in accordance with the procedures set forth in Section 4(b)(i) below.

                  (b) The servicing arrangements described in Section 2(d) (Investment Only Arrangements), provide that the following services will be performed for and on behalf of the Plans:

                  (i) Merrill Lynch will maintain separate records for each Plan that offers the Fund(s), including records of shares purchased and redeemed and share balances for each Plan and each Participant who maintains a separate Merrill Lynch securities account.

                  (ii) Merrill Lynch will maintain an Omnibus Account with the transfer agent of each Fund and execute transactions on behalf of the Plans through such Omnibus Account.

                  (iii) Merrill Lynch will disburse or credit to the Plans or
               Participant accounts as appropriate all proceeds of redemptions of shares of the Fund(s) and all dividends and other distributions not reinvested in shares of the Fund(s), as applicable.

                  (iv) Merrill Lynch will prepare and transmit to the Employer or account holder periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares).

                  (v) Merrill Lynch will transmit to the Funds' transfer agent or other person as may be designated by the Fund Provider, purchase and redemption orders on behalf of the Plans in accordance with the procedures set forth in Section 4(b)(ii) (specifically excluding for purposes of this Section 3(b), the provisions of Section 4(b)(i) herein).

4.       Procedures for Purchases and Redemptions of Fund Shares.
         -------------------------------------------------------

               (a) On each day the New York Stock Exchange is open for business ("Business Day") Merrill Lynch or its agent may receive instructions from Participants for the purchase, redemption and exchange of shares of the Funds. Instructions received after 4:00 p.m. Eastern Time ("ET") on any Business Day will be treated as if received on the next following Business Day.

              (b) All Plan transactions in Fund shares shall be excited through the Omnibus Accounts and in accordance with the following provisions applicable to the arrangements described in Section 2.

                           (i) In respect of transactions executed pursuant to
              an arrangement described in Sections 2(a), 2(b) and 2(c) (respectively, ML Recordkeeping Arrangements, TPA Recordkeeping Arrangements and IOTP Arrangements), by 11:00 a.m. ET on the next Business Day following receipt of such instructions, Merrill Lynch will provide to the Fund Provider or its designee via the NSCC Defined Contribution Platform (which utilizes the "as of" record layout within Fund/SERV) one or more files detailing the instructions received with respect to each Plan prior to 4:00 p.m. ET on the prior Business Day for each of the Funds. If for any reason Merrill Lynch is unable to transmit the file(s) with respect to any Business Day via the NSCC Defined Contribution Platform, Merrill Lynch will notify the Fund Provider or its designee of its inability to utilize the NSCC Defined Contribution Platform and will instead send the instructions via fax, in Merrill Lynch's format, to the Fund Provider or its designee by 10:00 a.m. ET on the next following Business Day. Upon receipt of the faxed information, the Fund Provider or its designee will contact Merrill Lynch by telephone to verbally confirm the instructions.

                           (ii) In respect of transactions executed pursuant to
              an arrangement described in Section 2(d) (Investment Only Arrangement), Merrill Lynch will provide to the Fund Provider or its designee via the NSCC Fund/SERV Platform one or more files detailing the instructions received by Merrill Lynch with respect to each Plan prior to 4:00 p.m. ET on the Business Day for each of the Funds.

              (c) Except as otherwise provided in this Agreement, the purchase and redemption transactions contemplated hereunder shall be executed at prices and in accordance with procedures established in accordance with the provisions of the Dealer Agreement.

              (d) Notwithstanding anything to the contrary in the Dealer Agreement, by 6:30 p.m. ET on each Business Day, the Fund Provider will provide to Merrill Lynch by means of the NSCC Profile, (i) the Fund's net asset value at the Close of Trading, (ii) in the case of income Funds, the daily accrual or interest rate factor (mil rate) and (iii) when applicable, the record date, ex-dividend date and payable date information for dividends and capital gains. In lieu of transmitting this information through the NSCC Profile medium, the

         Fund Provider may provide such information through an alternative channel acceptable to Merrill Lynch.

              (e) Notwithstanding any provision of the Dealer Agreement to the contrary, for purchase and redemption instructions with respect to any Fund, Merrill Lynch and the Fund Provider will settle the purchase and redemption transactions referred to in Section 4(b) above, via the NSCC Fund/SERV settlement process on the next Business Day following the effective trade date. The Fund Provider will provide to Merrill Lynch a daily transmission of positions and trading activity taking place in the Omnibus Accounts using the proprietary Inventory Control System ("ICS").

         5.   Transactions in the Funds.
              -------------------------

                  Notwithstanding anything to the contrary contained in the Dealer Agreement, the Fund Provider will make available for purchase by the Plans a class of shares available at net asset value which are not subject to a contingent deferred sales charge or redemption fee. In addition, no exchange fees will be applicable to shares of the Funds purchased by the Plans. The form of payment of dividends and capital gains distributions will be determined in accordance with Merrill Lynch's operational procedures in effect at the time of the payment of such dividend or distribution. All Plan transactions in the Funds shall be executed through the Omnibus Accounts.

         6.   Fund Information.
              ----------------

              (a) The Fund Provider will provide (or cause to be provided) to Merrill Lynch the information set forth in Attachment B hereto. In addition, notwithstanding anything contained in the Dealer Agreement to the contrary, the Fund Provider hereby agrees that Merrill Lynch may use such information in communications prepared for the Plans, including, but not limited to, Participant enrollment and other communications materials and voice response systems, as well as proposals prepared and submitted by Merrill Lynch to sponsors of employee benefit plans or their representatives who have expressed interest in Merrill Lynch's employee benefit plan recordkeeping or other services. The Fund Provider will provide timely notification to Merrill Lynch of any change to the information described in Part I of Attachment B, including without limitation any change to the CUSIP number or symbol designation of a Fund. Such notification shall be given to Merrill Lynch at least ten (10) Business Days prior to the effective date of the change or the effect of the change with respect to transactions by the Plans in any affected Fund shall be delayed for a reasonable time following notification hereunder.

              (b) Notwithstanding anything to the contrary in the Dealer Agreement, upon request, the Fund Provider will provide Merrill Lynch with prospectuses, proxy materials, financial statements, reports and other materials relating to each Fund in sufficient quantity for each Participant invested in the Fund.

              (c) With the exception of (i) listings of product offerings; (ii) materials in the public domain (e.g., magazine articles and trade publications); and (iii) materials used by Merrill Lynch on an internal basis only, Merrill Lynch agrees not to furnish or cause to be furnished to any third parties or to display publicly or publish any information or materials relating to the Funds, except such materials and information as may be distributed to Merrill Lynch by Fund Provider or approved for distribution by Fund Provider upon Merrill Lynch's request.

         7.   Compensation.
              ------------

              (a) Notwithstanding anything to the contrary in the Dealer Agreement, with respect to Fund shares purchased for each Plan pursuant to this Agreement, the Fund Provider, One Group Mutual Funds and/or Banc One Investment Advisors Corporation will pay Merrill Lynch fees as set forth in Attachment C hereto, as may be amended from time to time pursuant to Section 15. The fees payable under this Section 7 will be in lieu of any fees which might otherwise be payable under the Dealer Agreement. For the purpose of computing payments to Merrill Lynch under this Section 7 with respect to the Plans, the average daily amount invested by the Plans in a Fund for any calendar month will be computed by totalling the Plans' aggregate investment (share net asset value multiplied by total number of shares of the Fund held by the Plans) on each Business Day during the month and dividing by the total number of Business Days during such month. Merrill Lynch will calculate the amount of any fee to be paid with respect to the Plans hereunder at the end of each calendar quarter and payment will be due within 30 days of receipt by the Fund Provider of Merrill Lynch's invoice for such fees.

              (b) Notwithstanding anything herein to the contrary, the Fund Provider shall not be obligated to make any payments under this Agreement that exceed the maximum amounts permitted under any applicable rule or regulation, including any rule promulgated by the National Association of Securities Services, Inc. (the "Applicable Limitations"). Merrill Lynch agrees that any amount due under this Agreement that the Fund Provider determines to be in excess of the Applicable Limitations may be paid by another entity designated by Fund Provider (an "Alternative Payer"). Any decision to designate an Alternative Payer shall be within the sole discretion of Fund Provider, subject to the consent of Merrill Lynch, which consent will not be unreasonably withheld. Fund Provider agrees that; (i) Merrill Lynch may submit a single bill for monies owed under this Agreement, (ii) Fund Provider shall be solely responsible to ensure that any Applicable Limitations are not exceeded, and (iii) Fund Provider shall be responsible to ensure that any Alternative Payer discharges its obligations consistent with the provisions of this Agreement.

              (c) The parties hereto agree that the payments to Merrill Lynch under this Section 7 do not constitute payment in any manner for investment advisory services.

         8.   Use of Names.
              ------------

              Except as otherwise expressly provided for in this Agreement, neither party will use the name or logo (or any variation thereof) or any tradename or service mark of the other party without such other party's prior written consent, which consent may not be unreasonably withheld.

         9.   Termination.
              -----------

              Either party may terminate this Agreement upon 90 days' prior written notice to the other party; provided that the Fund Provider reserves the right to suspend sales or to withdraw the offering of shares of the Funds, as more fully set forth in the Dealer Agreement. Notwithstanding the foregoing, this Agreement will be terminated immediately upon a material breach by either party, which is not cured within 30 days after notice from the other party. In the event this Agreement is terminated, the parties will be obligated to fulfill their responsibilities (including under Sections 3, 4, 5 and 7) under the Agreement with respect to any shares of the Funds held under Plans for which Merrill Lynch provides recordkeeping services as of the date of such termination, until and including the earlier of the date that Merrill Lynch ceases to provide recordkeeping services for such Plan or two years after termination of the Agreement.

         10.  Non-Exclusivity.
              ---------------

               Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

         11.  Confidentiality.
              ---------------

               Each party will treat confidentially, by not disclosing to unaffiliated persons, all information and documentation provided by the other party relating to any Plan (including the identity of the Plan and information regarding the Participants) except (i) to the Trustee of the Plan, any administrator of the Plan or any person as may be necessary in connection with the proper operation of this Agreement,
         (ii) in connection with an audit or regulatory examination, or (iii) as may otherwise be legally required.

         12.  Indemnification.
              ---------------
               The relevant provisions of the Dealer Agreement relating to indemnification are hereby incorporated as part of this Agreement and those provisions shall govern the rights and responsibilities of the parties relating to indemnification for any losses, claims, damages and liabilities arising out of the subject matter of this Agreement.

         13.  Arbitration.
              -----------

               The relevant provisions of the Dealer Agreement relating to the resolution of disputes between the parties to this Agreement are hereby incorporated as part of this Agreement and those provisions shall govern the rights and responsibilities of the parties relating to the resolution of claims arising under this Agreement.

         14.  Entire Agreement.
              ----------------

               Except as otherwise provided in Section 1 herein, this Agreement, including the Attachments hereto, constitutes the entire agreement between the parties with respect to transactions in the Funds by Plans, subject to the arrangements described in Section 2 herein, and this Agreement supercedes all previous agreements, written or oral, with respect to such matters.

         15.  Amendment.
              ---------

               Notwithstanding the Dealer Agreement to the contrary, this Agreement may not be modified or amended except by an instrument in writing signed by Merrill Lynch and the Fund Provider.

         16.  Notices.
              -------

               Notwithstanding any provision of the Dealer Agreement to the contrary, for purposes of this Agreement all communications to be sent to Merrill Lynch will be sent to: Merrill Lynch, Pierce, Fenner & Smith Incorporated, 1400 Merrill Lynch Drive, 4th floor, Pennington, New Jersey 08534; Attention: Dave Cameron, Retirement Group. Unless otherwise specified by the Fund Provider below, all communications to be sent to the Fund Provider will be sent to the address indicated in the Dealer Agreement.

         17.  Survival.
              --------

              The provisions of Sections 7, 8, 11, 12 and 13 will survive termination of this Agreement.

         IN WITNESS WHEREOF, the Fund Provider and Merrill Lynch have each caused this Agreement to be executed in its corporate name by its duly authorized officer, as of the date set forth above.

         MERRILL LYNCH, PIERCE, FENNER                 One Group Dealer Services, Inc.
            & SMITH INCORPORATED
         By: /s/ James Davey                           By: /s/ Robert L. Young
            ------------------------------                --------------------------------

         Print Name:  James Davey                      Print Name: / Robert L. Young
                      --------------------                        ------------------------

         Title: Director, Alliance Mgm.                Title: Vice President
               ---------------------------                   -----------------------------

         Address for Notice:                           Address for Notice:
         ____________________________                  1111 Polaris Parkway, Suite 2-G/J/L
         ____________________________                  Mail Code OH1-1235
         ____________________________                  Columbus, OH 43271-1235
         ____________________________                  Contact Person: Robert L. Young
         ____________________________                  Phone: 614-213-0916
         ____________________________                  FAX: 614-213-6331

         Banc One Investment Advisors                  One Group Mutual Funds
         Corporation

         By: /s/ Mark A. Beeson                        By: /s/ Michael V. Wible
            ------------------------------                 -------------------------------

         Print Name: Mark A. Beeson                    Print Name: Michael V. Wible
                     ---------------------                        ------------------------

         Title: Senior Managing Director               Title: Secretary
                --------------------------                   -----------------------------

         Address for Notice:                           Address for Notice:
         1111 Polaris Parkway, Suite 2-B               1111 Polaris Parkway, Suite 2-G/J/L
         Mail Code OH1-0211                            Mail Code OH1-1235
         Columbus, OH 43271-0211                       Columbus, OH 43271-1235
         Contact Person: Mark A. Beeson                Contact Person: Robert L. Young
         Phone: 614-213-6678                           Phone: 614-213-0916
         FAX: 614-213-6331                             FAX: 614-213-6331

                                  ATTACHMENT A


Fund Name                                     Class              CUSIP        Symbol
Equity Funds
Balanced                                        A              681937470       OGASX
Diversified Equity                              A              681939815       PAVGX
Diversified International                       A              68231N867       PGIEX
Diversified Mid Cap                             A              68231N701       PECAX
Equity Income                                   A              681937785       OIEIX
Equity Index                                    A              681937827       OGEAX
Health Sciences                                 A              68232Q109       OHSAX
International Equity Index                      A              681937561       OEIAX
Large Cap Growth                                A              681937249       OLGAX
Large Cap Value                                 A              681937876       OLVAX
Market Expansion Index                          A              68231N826       OMEAX
Mid Cap Growth                                  A              681937728       OSGIX
Mid Cap Value                                   A              681937751       OGDIX
Small Cap Growth                                A              681939849       PGSGX
Small Cap Value                                 A              68231N305       PSOAX
Technology                                      A              68231N263       OGTAX
Health Sciences                                 A              68232Q109       OHSAX


Investor Funds
Investor Balanced                               A              681939575       OGIAX
Investor Conservative Growth                    A              681939641       OICAX
Investor Growth                                 A              681939674       ONGAX
Investor Growth & Income                        A              681939617       ONGIX


Fixed Income Funds
Bond                                            A              68231N776       PGBOX
Government Bond                                 A              681937330       OGGAX
High Yield Bond                                 A              68231N107       OHYAX
Income Bond                                     A              681937652       ONIAX
Intermediate Bond                               A              681937264       OGBAX
Mortgage-Backed Securities                      A              68231N180       OMBAX
Short-Term Bond                                 A              681937629       OGLVX
Treasury & Agency                               A              681939526       OTABX
Ultra Short-Term Bond                           A              681937314       ONUAX

                                  ATTACHMENT B

   Part I.        Fund Description for the Voice Response System
                  ----------------------------------------------

   . The Fund Provider will provide to Merrill Lynch, or a common service provider designated by Merrill Lynch within ten (10) days of the end of each month, the Fund's average annual return for the 1, 5, and 10 year periods ending the current month on a Net Asset Value basis.

   . The Fund Provider will provide to Merrill Lynch a description of the Fund and a statement of objective in a mutually acceptable format suitable for use in Merrill Lynch's Voice Response System.

   Part II.       Proposal Information and Materials
                  ----------------------------------

         The Fund Provider will provide to Merrill Lynch the following information and materials on an as needed basis, as requested by Merrill Lynch:

            . A supply of materials relating to the Funds (prospectuses, quarterly reports and other brochures) to include with proposal requests from prospects.

            . Specific investment performance information that may be requested in a "Request For Proposal" that cannot be obtained from the prospectus. This would include specific calculations on various performance parameters and will require an aggressive turnaround time (usually 5 business days).

            . A supply of one (1) page fund profiles (fact sheets) with current fund performance information, that the Fund Provider has had approved by the NASD for participant communications. This supply will be made available in sufficient quantities to a fulfillment center of Merrill Lynch's choosing, by the last business day of the month following every calendar quarter-end (March, June, September, and December).

                                  ATTACHMENT C

                                  FEE SCHEDULE

Part I. The Fund Provider has paid to Merrill Lynch a non-refundable, one-time account set-up fee of $50,000.

Part II. The Fund Provider and/or One Group Mutual Funds and Banc One Investment Advisors Corporation shall pay to Merrill Lynch for each Fund the fees as provided under Part III of this Attachment C based on the following fee elements:

         1. Processing Fee

$16.00 annually per each position of each Fund in a Plan, which is comprised of front loaded shares, typically class A ("A shares"). The processing fee will be $19.00 per each position of each Fund which is comprised of other than front loaded shares (typically class B or class C shares). Payment shall be made quarterly based upon the number of participants of a Fund who hold shares of such Fund in a Plan for any part of the subject month.

         2. Service Fee

An amount equal to the product of twenty basis points (0.20%) and the average daily amount invested by the Plans in each Fund. Payment shall be made quarterly, calculated in accordance with Section 7 of the Supplemental Dealer Agreement.

         3. Distribution Fee

An amount equal to the product of twenty-five basis points (0.25%) and the average daily amount invested by Plans that are eligible to purchase Class A shares in each Fund. The Distribution Fee for Fund shares acquired by Plans that are not eligible to purchase Class A shares, typically for Class B or Class C shares, shall be an amount equal to the product of one hundred basis points (1.00%) and the average daily amount invested by such Plans in each Fund. Payment shall be made quarterly, calculated in accordance with Section 7 of the Supplemental Fund Services Agreement.

         4. In Lieu Fee

For services Merrill Lynch or its TPA designee provides with respect to Fund shares held by Plans through arrangements described in Section 2(c) (IOTP Arrangements), the Fund Provider shall pay to Merrill Lynch an amount equal to the product of ten basis points (0.10%) and the average daily amount invested by such Plans in each Fund. The amount of this fee will not exceed the equivalent of $18.00 per account. Payment shall be made monthly, calculated in accordance with Section 7 of the Supplemental Dealer Agreement.

Part III. The Fund Provider and/or One Group Mutual Funds and Banc One Investment Advisors Corporation will pay to Merrill Lynch a monthly (prorated where appropriate) fee as follows:

   1. With respect to transactions and fund positions entered into on behalf of or held by Plans subject to the arrangements described in Sections 2 (a) and 2(b) of this Agreement (respectively, ML Recordkeeping Arrangements and TPA Recordkeeping Arrangements), a prorata portion of the annual Processing Fee described in Part II (1) of this Attachment C, a prorata portion of the annual Service Fee described in Part II (2) of this Attachment C, and a prorata portion of the annual Distribution Fee described in Part II (3) of this Attachment C.

   2. With respect to transactions and fund positions entered into on behalf of or held by Plans subject to the arrangements described in Section 2 (c) of this Agreement (IOTP Arrangements), a prorata portion of the annual Service Fee described in Part II (2) of this Attachment C, a prorata portion of the annual Distribution Fee described in Part II (3) of this Attachment C, and a prorata portion of the annual In Lieu Fee described in Part II (4) of this Attachment C.

   3. With respect to transactions and fund positions entered into on behalf of or held by Plans subject to the arrangements described in Section 2 (d) of the Supplemental Dealer Agreement (Investment Only Arrangements), a prorata portion of the annual Service Fee described in Part II (2) of this Attachment C and a prorata portion of the annual Distribution Fee described in Part II (3) of this Attachment C.

Part IV. The Fund Provider acknowledges that Merrill Lynch intends to implement the following policies and procedures relating to the Funds:

         1. Initial Sales Charge shall be waived.
         2. Contingent Deferred Sales Charge shall be waived.
         3. Redemption Fees shall be waived.
         4. Exchange Fees shall be waived.
         5. Truncation shall be determined on a "plan level" basis, in accordance with Merrill Lynch's established policies and procedures.

                Amendment No. 1. To Supplemental Dealer Agreement

Pursuant to Section 15 of the Supplemental Dealer Agreement dated as of April 1, 2002 between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and One Group Dealer Services, Inc., One Group Mutual Funds, and Banc One Investment Advisors Corporation (collectively, "Fund Provider"), Attachment A thereto is hereby amended effective __________ to include the following additional funds:

Name of Fund                                                      Class         Symbol           Cusip
----------------------------------------------------------------------------------------------------------
One Group Ultra Short-Term Bond Fund                              I             HLGFX            681937322
One Group Bond Fund                                               I             WOBDX            68231N743


For the services provided by Merrill Lynch, One Group Mutual Funds will pay to Merrill Lynch a quarterly service fee equal on an annual basis to 10 basis points (up to a maximum of $18.00 per account) of the average daily net asset value of the shares of the above Funds which are owned beneficially by a Plan.

The undersigned have each caused this Agreement to be executed in its corporate name by its duly authorized officer, as of the date act forth above.

  MERRILL LYNCH, PIERCE, FENNER                        ONE GROUP DEALER SERVICES, INC.
  & SMITH INCORPORATED
By: /s/ James Davey                                    By: /s/ Robert L. Young
   ---------------------------------                       ---------------------------

Print Name: James Davey                                Print Name: Robert L. Young
            ------------------------                               -------------------

Title: Director, Alliance Mgm.                         Title: Vice President
      ------------------------------                          ------------------------

BANC ONE INVESTMENT ADVISORS                           ONE GROUP MUTUAL FUNDS
CORPORATION

By: /s/ Mark A. Beeson                                 By: /s/ Michael V. Wible
    --------------------------------                      ----------------------------

Print Name: Mark A. Beeson                             Print Name: Michael V. Wible
            ------------------------                               -------------------

Title: Senior Managing Director                        Title: Secretary
      ------------------------------                          ------------------------